SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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COLUMBIA BANKING SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1301 “A” Street

Tacoma, Washington 98402

March 14, 2003

Dear Shareholder:

We are pleased to invite you to Columbia Banking System’s Annual Meeting of Shareholders. The meeting will be at 1:00 p.m. on Wednesday, April 23, 2003 at the Sheraton Tacoma Hotel, 1320 Broadway, Tacoma, Washington.

At the meeting, you and the other shareholders will be asked to approve the election of ten directors to the Columbia Board. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find additional information concerning Columbia and its operations, including its audited financial statements, in the enclosed Annual Report for the year ended December 31, 2002.

We hope that you can join us on April 23rd. Whether or not you plan to attend, please sign and return your proxy card as soon as possible. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

William T. Weyerhaeuser Chairman	Melanie J. Dressel President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 23, 2003

The 2003 Annual Meeting of Shareholders of Columbia Banking System, Inc. will be held at the Sheraton Tacoma Hotel, 1320 Broadway, Tacoma, Washington 98402 at 1:00 p.m. on Wednesday, April 23, 2003, for the following purposes:

1.	To elect ten directors to serve on the Board until the 2004 Annual Meeting of Shareholders.

2.	To transact any other business that properly comes before the meeting or any adjournment of the meeting.

Shareholders owning Columbia’s shares at the close of business on March 5, 2003 are entitled to vote at the meeting.

By Order of the Board of Directors

Kristy W. House

Secretary

i

COLUMBIA BANKING SYSTEM, INC.

1301 “A” Street

Tacoma, Washington 98402

PROXY STATEMENT

The Board of Directors is soliciting proxies for this year’s Annual Meeting of Shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set March 5, 2003 as the record date for the meeting (the “Record Date”). Shareholders who owned Columbia common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 13,330,669 shares of Columbia common stock outstanding on the Record Date.

Voting materials, which include this Proxy Statement and a proxy card, together with the 2002 Annual Report are being mailed to shareholders on or about March 14, 2003.

ABOUT THE MEETING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you own shares of Columbia common stock. This Proxy Statement describes issues on which we would like you to vote.

When you sign the proxy card you appoint William T. Weyerhaeuser and Melanie J. Dressel as your representatives at the meeting. Mr. Weyerhaeuser and Ms. Dressel will vote your shares at the meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the meeting.

Who is soliciting my proxy and who is paying the cost of solicitation?

Columbia’s Board of Directors is sending you this Proxy Statement in connection with its solicitation of proxies for use at the 2003 Annual Meeting. Certain directors, officers and employees of Columbia and its banking subsidiary, Columbia State Bank, may solicit proxies by mail, telephone, facsimile or in person.

Columbia will pay for the costs of solicitation. Columbia does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of Columbia common stock.

What am I voting on?

At the Annual Meeting you will be asked to vote on the election of ten directors to serve on the Board until the 2004 Annual Meeting of Shareholders or until their successors have been elected and have qualified.

Who is entitled to vote?

Only shareholders who owned Columbia common stock as of the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

How do I vote?

You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Internet Voting

You may also grant a proxy to vote your shares by means of the Internet. The Internet voting procedures below are designed to authenticate your identity, to allow you to grant a proxy to vote your shares and to confirm that your instructions have been recorded properly.

For shares registered in your name

As a shareholder of record, you may go to http://www.proxyvote.com to grant a proxy to vote your shares by means of the Internet. You will be required to provide our number and the control number, both of which are contained on your proxy card. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired.

For shares registered in the name of a broker or bank

Most beneficial owners, whose stock is held in street name, receive instructions for granting proxies from their banks, brokers or other agents, rather than a proxy card.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares over the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ Web site at http://www.bsg.adp.com.

General information for all shares voted via the Internet

We must receive votes submitted via the Internet by 11:59 p.m. on April 22, 2003. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Columbia’s Secretary either a notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, Mr. Weyerhaeuser and Ms. Dressel, as the persons named as proxy holders on the proxy card, will vote as recommended by the Board of Directors. The Board recommends a vote FOR the election of the nominated directors listed in this Proxy Statement.

If any other matters are considered at the meeting, Mr. Weyerhaeuser and Ms. Dressel will vote as recommended by the Board of Directors. If the Board does not give a recommendation, Mr. Weyerhaeuser and Ms. Dressel will have discretion to vote as they think best.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are registered in your name and you do not return your proxy card or do not vote in person at the Annual Meeting, your shares will not be voted.

If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the election of directors.

How many votes are needed to hold the Annual Meeting?

A majority of Columbia’s outstanding shares as of the Record Date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes in person at the meeting or has properly submitted a proxy card. As of the Record Date for the Annual Meeting, 13,330,669 shares of Columbia common stock were outstanding and eligible to vote.

What vote is required to elect directors?

The ten director nominees who receive the highest number of FOR votes will be elected. You may vote FOR all or some of the nominees or WITHHOLD AUTHORITY for all or some of the nominees. Votes withheld are counted as “no” votes for the individual director.

Can I vote on other matters?

Columbia has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and the Board of Directors does not know of any other matters to be brought before the Annual Meeting.

When are proposals for the 2004 Annual Meeting due?

Proposals by shareholders to transact business at Columbia’s 2004 Annual Meeting must be delivered to Columbia’s Secretary no later than November 14, 2003, in order to be considered for inclusion in Columbia’s proxy statement and proxy card under the conditions set forth in federal securities laws. However, Columbia may elect, in its sole discretion, to include shareholder proposals delivered to Columbia’s Secretary by January 28, 2004 in the proxy materials. If Columbia receives notice of a shareholder proposal after January 28, 2004, the proposal will not be included in the proxy materials and the proxy holders will have discretion on how to vote on such proposals.

How do I nominate someone to be a director?

If you wish to nominate someone for election to the Board at the Annual Meeting of Shareholders you must give written notice to Columbia’s Chairman not less than 14 days nor more than 50 days prior to the date of the Annual Meeting. If Columbia gives less than 21 days’ notice of the Annual Meeting, your notification must be mailed or delivered to the Chairman not later than the close of business on the seventh day following the day that notice of the Annual Meeting was mailed. Your notification should contain the following information to the extent known: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of Columbia that will be voted for each proposed nominee; (d) your name and address; and (e) the number of shares of stock of Columbia you own. Columbia’s Chairman may disregard your nomination if it does not meet these requirements.

STOCK OWNERSHIP

Are there any owners of more than 5% of Columbia’s stock?

The following table sets forth information as of December 31, 2002 with respect to all shareholders known by Columbia to be the beneficial owners of more that 5% of the outstanding shares of Columbia common stock. Except as noted, Columbia believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

	Shares Beneficially Owned
Name and Address	Number	Percentage
Dimensional Fund Advisors Inc. 1299 Ocean Ave. 11th Floor Santa Monica, CA 90401	767,645	5.79%

How much stock do Columbia’s directors and executive officers own?

The following table shows, as of December 31, 2002, the amount of Columbia common stock directly owned (unless otherwise indicated) by (a) each director and director nominee; (b) the executive officers named in the Summary Compensation Table below; and (c) all of Columbia’s directors and executive officers as a group. Except as otherwise noted, Columbia believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. All share numbers and prices have been adjusted for applicable stock splits and applicable stock dividends.

Name	Position	Number		Percentage(1)
William T. Weyerhaeuser	Chairman of the Board	144,144	(2)	1.08%
Melanie J. Dressel	Director, President and Chief Executive Officer	70,790	(3)	*
Richard S. DeVine	Director	59,820	(4)	*
Jack Fabulich	Director	15,394	(4)(5)	*
John P. Folsom	Director	19,957	(4)	*
Frederick M. Goldberg	Director	6,476	(6)	*
John A. Halleran	Director	23,312	(4)	*
Thomas M. Hulbert	Director	20,310		*
Thomas L. Matson, Sr.	Director	122,598	(7)	*
Mark W. Nelson	Executive Vice President	0		*
Donald Rodman	Director	16,524	(4)	*
Harald R. Russell	Executive Vice President	50,686	(8)	*
Gary R. Schminkey	Executive Vice President, Chief Financial Officer	21,017	(9)	*
Evans Q. Whitney	Executive Vice President	59,575	(10)	*
James M. Will	Director	17,401	(4)	*
Directors and executive officers as a group (15 persons)		648,004	(11)	4.84%

*	Represents less than 1% of Columbia’s outstanding common stock.

(1)	Percentages shown are based on the number of shares of Columbia common stock deemed outstanding under applicable regulations, including options exercisable within 60 days.

(2)	All shares are owned by the WBW Trust No. One for which Mr. Weyerhaeuser is the trustee with sole voting and investment power. Includes 2,001 shares issuable upon exercise of options that became exercisable on April 22, 2001 at $19.49 per share.

(3)	Includes: (a) 2,294 shares held by a corporation owned by Ms. Dressel and her spouse; (b) 3,152 shares issuable upon exercise of options that became exercisable on April 23, 2000 at $7.56 per share; (c) 10,004 shares issued to Ms. Dressel in January 1998 as a restricted stock award and held in escrow until certain conditions are met; and (d) 6,671 shares issuable upon exercise of options that became exercisable on January 20, 2002 at $12.36 per share.

(4)	Includes 2,101 shares issuable upon exercise of options that became exercisable on April 23, 2000 at $7.56 per share, and 2,001 shares issuable upon exercise of options that became exercisable on April 22, 2001 at $19.49 per share.

(5)	Includes 9,188 shares held in Trust for the benefit of Mr. & Mrs. Fabulich.

(6)	Includes 2,668 shares held by a partnership for the equal benefit of Mr. Goldberg and his mother over which Mr. Goldberg exercises investment power and 1,708 shares held indirectly in Mr. Goldberg’s IRA.

(7)	Includes 2,001 shares issuable upon exercise of options that became exercisable on April 22, 2001 at $19.49 per share.

(8)	Includes: (a) 4,412 shares issuable upon exercise of options that became exercisable on April 24, 1999 at $5.97 per share; (b) 5,674 shares issuable upon exercise of options that became exercisable on April 23, 2000 at $7.56 per share; (c) 10,004 shares issued to Mr. Russell in January 1998 as a restricted stock award and held in escrow until certain conditions are met; and (d) 6,671 shares issuable upon exercise of options that became exercisable on January 20, 2002 at $12.36 per share.

(9)	Includes: (a) 3,152 shares issuable upon exercise of options that became exercisable on April 23, 2000 at $7.56 per share; and (b) 2,668 shares issuable upon exercise of options that became exercisable on January 20, 2002 at $12.36 per share.

(10)	Includes: (a) 135 shares held by Mr. Whitney as custodian for his grandchildren; (b) 2,668 shares held in a brokerage account for Mr. Whitney’s mother, over which Mr. Whitney exercises investment power; (c) 3,152 shares issuable upon exercise of options that became exercisable on April 23, 2000 at $7.56 per share; (d) 6,671 shares issuable upon exercise of options that became exercisable on January 20, 2001 at $12.36 per share; and (e) 10,004 shares issued to Mr. Whitney in January 1998 as a restricted stock award and held in escrow until certain conditions are met.

(11)	Includes 77,505 shares issuable upon exercise of options.

PROPOSAL:  ELECTION OF DIRECTORS

How many directors are nominated?

Columbia’s Bylaws provide that the number of directors to be elected by the shareholders will be at least five and not more than 25. Under the Bylaws, the Board has authority to decide the exact number of directors to be elected within these limits. The Bylaws further provide that up to two directors may be added by the Board between annual meetings of the shareholders. Columbia’s Board has fixed the number of directors to be elected at the Annual Meeting at ten and has nominated the persons listed on the following pages for election as directors to serve until the 2004 Annual Meeting or until their successors are elected.

What is the retirement age for directors?

Columbia’s Bylaws provide that any person who has not attained the age of 75 before the meeting of shareholders at which they are nominated for election (or who had not attained that age by the date of the last annual meeting of shareholders, if appointed) may become a director.

What happens if a nominee refuses or is unable to stand for election?

The Board may reduce the number of seats on the Board or designate a replacement nominee. If the Board designates a substitute, shares represented by proxy will be voted FOR the substitute nominee. The Board presently has no knowledge that any of the nominees will refuse or be unable to serve.

Who are the nominees?

Information regarding each of the nominees is provided below, including each nominee’s name and age, principal occupation during the past five years, and the year first elected as a director of Columbia, its predecessor corporation or one of its former or current subsidiaries. All of the nominees are presently directors of Columbia and Columbia Bank.

Melanie J. Dressel	Director since 1998

Ms. Dressel, 50, was named President and Chief Executive Officer of Columbia Banking System, Inc. in February 2003. Prior to that time she has served as the President and Chief Operating Officer of Columbia since January 2000, having served prior to that time and since May 1997 as Executive Vice President. She has also served as President and Chief Executive Officer of Columbia Bank since January 2000, having served prior to that time and since July 1998 as President and Chief Operating Officer, and from May 1997 to July 1998, as Executive Vice President. Ms. Dressel, who has over 20 years of banking experience, joined Columbia Bank in 1993, serving as Senior Vice President and Private Banking Manager until May 1997.

Jack Fabulich	Director since 1993

Mr. Fabulich, 74, is honorary chairman of Parker Paint Manufacturing Co., Inc., Tacoma, Washington, having served as president from 1982 to 1993. He is currently a commissioner of the Port of Tacoma and formerly the president of Washington Public Ports. Mr. Fabulich also serves as a director of Washington Public Ports.

John P. Folsom	Director since 1997

Mr. Folsom, 59, has been president and chief executive officer of Raleigh Schwarz & Powell, Inc., now known as Brown & Brown, Inc. (insurance brokers), Tacoma, Washington, since 1989.

Frederick M. Goldberg	Director since 2003

Mr. Goldberg, 63, has been a shareholder of SaltChuk Resources, Inc., Seattle, Washington, since 1982 and is currently a member of the Executive Committee and chairman of the Audit Committee of that company. Mr. Goldberg has been a managing partner of Goldberg Investments, a personal investment firm, since 1986. Mr. Goldberg has also been chairman of the board of Panorama City, Lacey, Washington, since 1990 and Gibbons Lane Vineyard, Tenino, Washington, since 1997.

John A. Halleran	Director since 1992

Mr. Halleran, 74, has been a private investor since 1992. Prior to that time he was a general contractor with headquarters in Bellevue, Washington.

Thomas M. Hulbert	Director since 1999

Mr. Hulbert, 56, has been the president and chief executive officer of Winsor Corporation (lighting technologies), Olympia, Washington, since 1996 and the president and chief executive officer of Hulco, Inc. (real estate investments), Olympia, Washington, since 1984.

Thomas L. Matson, Sr.	Director since 1998

Mr. Matson, 65, has been the owner and president of Tom Matson Dodge, Inc. (automobile dealership), Auburn, Washington, since 1963. Mr. Matson served as the chairman of Cascade Bancorp, Inc. and its subsidiary, Cascade Community Bank, Auburn, Washington, from 1990 to 1997, when those institutions were acquired by Columbia.

Donald Rodman	Director since 1991

Mr. Rodman, 64, has been the owner and an executive officer of Rodman Realty, Longview, Washington, since 1961.

William T. Weyerhaeuser	Director since 1998

Mr. Weyerhaeuser, 59, is currently serving as Chairman of the Board of Columbia Banking System, Inc. He is a clinical psychologist who retired from private practice in Tacoma, Washington in 1998. Mr. Weyerhaeuser is also currently the chairman of the board of EDEN Bioscience Corporation. From 1984 to July 2000, Mr. Weyerhaeuser was the owner and chairman of the board of Comerco, Inc. (holding company for the Yelm Telephone Company), Tacoma, Washington, and, from 1994 until June 1998, served as the chairman of the board of Rock Island Company (private investment company), St. Paul, Minnesota. Since 1990, Mr. Weyerhaeuser has also been a director of Potlatch Corporation (forest products) and EDEN Bioscience Corporation, each of which has a class of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. Mr. Weyerhaeuser also serves on the compensation committees for EDEN Bioscience Corporation, the University of Puget Sound and Clearwater Management Company.

James M. Will	Director since 1993

Mr. Will, 56, has served as the president of Titus-Will Enterprises (automobile leasing, rental and property management), Tacoma, Washington, since 1995, and also currently serves as president of that company’s subsidiary, Titus-Will Chevrolet, Oldsmobile and Cadillac, Olympia, Washington. Prior to that time and since 1969, Mr. Will was the president of Tam Manufacturing Co. (automotive reengineering), Tacoma, Washington.

What committees has the Board established?

The Board of Directors has established an Audit Committee, a Personnel and Compensation Committee and a Nominating Committee.

Audit Committee.    The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the outside auditors performing or issuing an audit report, and approves the engagement and fees for all audit and non-audit functions, with the independent auditors reporting directly to the Audit Committee. The Audit Committee reviews and approves the services of the independent auditors, reviews the plan, scope, and audit results of the internal auditors and the independent auditors, and reviews the reports of bank regulatory authorities. The Audit Committee also has oversight with respect to Columbia’s financial reporting, including the annual and other reports to the Securities and Exchange Commission and the annual report to the shareholders. The Audit Committee oversees and evaluates the adequacy of the company’s internal and disclosure controls, but management is responsible for developing and implementing the internal and disclosure controls and the financial reporting process. The Audit Committee operates under a formal written charter, first adopted in 2000, and recently amended and approved by the Committee and adopted by the Board. A copy of the amended Audit Charter is attached as Appendix A. Current members of the Audit Committee are: Messrs. Folsom (Chairman), Fabulich, Hulbert, and Will. All members of Columbia’s Audit Committee are independent, as defined by applicable rules of Nasdaq. There were 8 meetings of the Audit Committee during 2002.

Personnel and Compensation Committee.    The Personnel and Compensation Committee reviews and recommends compensation arrangements for senior management. Current members of the Personnel and Compensation Committee are: Messrs. DeVine (Chairman), Halleran, Rodman, Matson and Will. There were 7 meetings of the Personnel and Compensation Committee during 2002.

Nominating Committee.    The Nominating Committee identifies and recommends persons to be the Board’s nominees for the Board of Directors at each annual meeting of shareholders, and to fill vacancies on the board between annual meetings. Current members of the Nominating Committee, are Messrs. Weyerhaeuser, Devine, Folsom, Hulbert and Matson. The chairman of the board is chairman of the Nominating Committee.

How often did the Board of Directors meet during 2002?

The Board met 13 times during 2002. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served.

How are directors compensated?

Columbia does not pay directors who are also employees of Columbia or Columbia Bank additional compensation for their service as directors. During 2002, each of Columbia’s outside directors received an annual retainer of $6,000 for serving on the Board and $500 per meeting for attending committee meetings of the Board. In addition, each outside director of Columbia was granted non-qualified stock options to purchase shares (as adjusted for applicable stock dividends and splits) of Columbia common stock, as follows:

	Year	# of Shares	Exercise Price Per Share
All Directors	1997	2,101	$7.56
All Directors	1998	2,001	$19.49
All Directors	1999	No grants	N/A
All Directors	2000	1,733	$10.39
All Directors	2001	1,733	$12.52
All Directors	2002	No Grants	N/A

In 2001, the Chairman of the Board and each committee chairman also received options for 1,050 additional shares at an exercise price of $12.29 per share. In 2002 the Chairman of the Board and each committee chairman received options for 1,050 shares at an exercise price of $12.60 per share.

These options vest (i.e. become exercisable) three years from the date of grant, unless earlier vesting is approved by the Personnel and Compensation Committee. The options may be exercised for a period of five years after they vest. If a director dies, becomes disabled, or retires (defined to mean a termination of directorship with at least five years of service or after attaining the age of 75), all options (whether or not vested) become immediately exercisable and may be exercised by the director or the director’s estate for a period of five years or until the expiration of the stated term of the option. If a director terminates service on the Board for any reason other than death, disability or retirement, all options, to the extent then exercisable, must be exercised within 90 days unless the term for exercise is extended by the Board. If any director is terminated for cause, all options will immediately terminate. Any additional option grants, which may be approved from time to time in the discretion of the Personnel and Compensation Committee and the Board, are generally subject to the director’s attendance of at least 75% of the meetings of the Board and all committees of which the director is a member, with the exception of certain conflicts, which are excused.

In 2001, Columbia implemented a long-term care program for directors. Generally, directors may participate in the program, which provides benefits in the event those individuals become chronically ill. The coverage is for a period of 3 years up to a lifetime, depending on the age of the director, and the amount of the benefit is based on the director’s years of service with Columbia after the inception of the long-term care program. Columbia paid a one-time premium for the long-term care policies. Expenses are allocated to the directors participating in the program for 2002 as follows: Mr. Devine ($8,738), Ms. Dressel ($9,446), Mr. Fabulich ($5,805), Mr. Folsom ($7,996), Mr. Halleran ($5,805), Mr. Hulbert ($9,854), Mr. Matson ($12,092), Mr. Rodman ($11,290), Mr. Weyerhaeuser ($6,602) and Mr. Will ($7,391). The benefit vests over a 5 year period provided that the directors are fully vested if (1) they obtain the age of 75, (2) they are not reelected to the board, (3) they become disabled, or (4) there is a change of control of Columbia. If a director is terminated for cause, the director must reimburse Columbia for the full premium paid. A director must reimburse a percentage of the premium if the director voluntarily resigns or chooses not to run for re-election. The long-term care program is available to all Columbia directors, including executive officers that are also directors. Columbia has purchased Bank Owned Life Insurance policies to fund this program.

EXECUTIVE COMPENSATION

The following section describes the compensation that Columbia pays its Chief Executive Officer and the next four most highly compensated executive officers (the “Named Executives”). This section includes:

•	a report of Columbia’s Personnel and Compensation Committee on executive compensation;

•	a graph showing comparative performance of Columbia’s common stock;

•	a detailed table showing compensation of the Named Executives for the last three years; and

•	information about stock options and other benefits.

Report of the Personnel and Compensation Committee on Executive Compensation

The Personnel and Compensation Committee of the Board of Directors of Columbia (the “Committee”) has furnished the following report on executive compensation for fiscal year 2002. The Committee report is intended to describe in general terms the process the Committee undertakes and the matters it considers in determining the appropriate compensation for Columbia’s executive officers, including the Named Executives.

Responsibilities and Composition of the Committee

The Committee is responsible for (1) establishing compensation programs for executive officers of Columbia designed to attract, motivate and retain key executives responsible for the success of Columbia as a whole; (2) administering and maintaining such programs in a manner that will benefit the long-term interests of Columbia and its shareholders; and (3) determining the salary, bonus, stock option and other compensation of Columbia’s executive officers. The Committee serves pursuant to a Charter adopted by the Board of Directors.

The Committee is currently composed of Messrs. DeVine (Chairman), Halleran, Hulbert, Matson and Rodman.

Compensation Philosophy

Columbia’s long-term goal is to become a prominent regional banking company headquartered in the Pacific Northwest, with a significant presence in selected markets. Management believes that the ongoing consolidation in its principal market area affords an opportunity for aggressive growth. Columbia’s growth strategy consists of the following elements:

•	Focus on relationship lending to small and medium-sized businesses, professionals and other individuals whom Columbia believes are under-served by larger banks in its market area and are attracted by Columbia’s emphasis on relationship banking;

•	Fund loan growth through the creation of a branch system and other delivery systems catering primarily to retail depositors, supplemented by business banking customer deposits and other borrowings;

•	Continue growth through a combination of growth at existing offices, establishing new offices in desirable markets, expanding products beyond traditional loan and deposit services, and acquiring bank and non-bank companies as promising opportunities arise; and

•	Control credit risk through established loan underwriting and monitoring procedures, loan concentration limits, product and industry diversification, and the hiring of experienced lending personnel with a high degree of familiarity with their market area.

The achievement of these goals is intended to create long-term value for Columbia’s shareholders, consistent with protecting the interests of depositors.

The Committee believes that compensation of Columbia’s Chief Executive Officer, other executive officers and key personnel should be based to a substantial extent on achievement of the goals and strategies that Columbia has established and enunciated.

When establishing salaries, bonus levels and stock option awards for executive officers, the Committee considers (1) Columbia’s performance during the past year and recent quarters in meeting its financial and other performance goals, (2) the individual’s performance during the past year and recent quarters, and (3) the salaries of executive officers in similar positions with companies of comparable size, maturity and pursuing similar objectives, and other companies within the financial institutions industry. With respect to executive officers other than the Chief Executive Officer, the Committee takes into consideration the recommendations of the Chief Executive Officer. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time.

Compensation Programs and Practices

Columbia’s compensation program for executives consists of three key elements: (1) base salary, (2) a performance-based annual bonus, and (3) periodic grants of options and other stock-based compensation.

The Committee believes that this three-part approach best serves the interests of Columbia and its shareholders. It enables Columbia to meet the requirements of the highly competitive banking environment in which it operates, while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of shareholders. The variable annual bonus permits individual performance to be recognized and is based, in significant part, on an evaluation of the contribution made by the officer to Columbia’s overall performance. Options and other stock-based compensation relate a significant portion of long-term remuneration directly to stock price appreciation. This type of compensation is intended to align the interests of option holders and of Columbia’s shareholders, and further serve to promote an executive’s continued service to the organization.

Base Salary.    Base salaries for Columbia’s executive officers are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries, an executive’s scope of responsibilities, and individual performance and contribution to the organization. Columbia’s Human Resources department obtains executive compensation data from salary surveys that reflect a peer group of other banking companies, including companies of different sizes, and provides this data to the Committee for its consideration in connection with the determination of levels of compensation. To the extent it deems appropriate, the Committee also considers general economic conditions within the area and within the industry. The Committee also meets periodically with an outside compensation consultant to evaluate the information obtained in light of Columbia’s stated compensation objectives.

Annual Bonus.    Executive officers have an annual incentive (bonus) opportunity with awards based on the overall performance of Columbia and on specific individual performance targets. The performance targets may be based on one or more of the following criteria: maintaining sound asset quality, improving productivity, increasing earnings and return on equity and successfully pursuing Columbia’s growth strategy.

Options and Other Stock-Based Compensation.    The Committee follows a compensation philosophy that emphasizes options and other stock-based compensation. Columbia’s use of stock-based compensation focuses on the following guiding principles: (1) stock-based compensation has been and will continue to be an important element of employee pay; (2) the grant of stock options will be based on performance measures within the employee’s control; (3) owning stock is an important ingredient in forming the partnership between employees and the organization; and (4) ownership of significant amounts of Columbia’s stock by executives and senior officers of Columbia will facilitate aligning management’s goals with the goals of shareholders. The Committee anticipates that it will continue to emphasize stock-based compensation in the future.

Stock Ownership Guidelines

In 1997, the Committee approved stock ownership guidelines, which were amended in January 1999, for its executive officers. The guidelines are intended to help closely align the financial interests of these officers with those of Columbia’s shareholders. Officers are expected to make continuing progress towards compliance with the guidelines during the five-year period that began in April 1997 (or, as appropriate, January 1999) or the date a person is designated as an executive officer, whichever is later.

The ownership guidelines are as follows: (1) senior executive officers (currently including the positions of Chief Executive Officer, President, and Chief Operating Officer) have a required minimum ownership of 26,680 shares; and (2) Executive Vice Presidents in charge of lending and retail, the Chief Credit Officer, and the Chief Financial Officer have a required minimum ownership of 20,010 shares.

The Board has also approved stock ownership guidelines that call for directors to achieve a stock ownership position of at least 6,670 shares by the year 2002 or within five years of joining the Board.

At year-end 2002 all of the directors had exceeded the ownership guidelines, and the executive officers as a group far exceeded the guidelines.

Chief Executive Officer Compensation

As Interim Chief Executive Officer of Columbia, Mr. Weyerhaeuser received no monetary consideration in addition to his compensation for serving as Chairman of the Board. During 2002 and until her appointment as Chief Executive Officer of Columbia in February 2003, Ms. Dressel served as President and Chief Operating Officer of Columbia and as President and Chief Executive Officer of Columbia Bank. In evaluating the compensation of Ms. Dressel for services rendered in 2002, the Committee considered both quantitative and qualitative factors.

In looking at quantitative factors, the Committee reviewed Columbia’s 2002 financial results. Specifically, the Committee considered net income and earnings per share, as well as, the following:

•	average total assets and total deposits grew by 10% and 6%, respectively;

•	core deposits grew by 16%;

•	Columbia’s Allowance for Loan & Lease Losses grew from 1.26% at year-end 2001 to 1.63% of total loans as of December 31, 2002; and

•	Columbia successfully opened three new branches, establishing and expanding Columbia’s presence in key markets.

In addition to these quantitative accomplishments, the Committee also considered certain qualitative accomplishments by Ms. Dressel in 2002. Specifically, the Committee recognized her leadership in strategically positioning Columbia as a recognized competitor in the banking industry and in Columbia’s market area and otherwise developing strengthening strategies for the organization.

Policy With Respect to $1 Million Deduction Limit

It is not anticipated that the limitations on deductibility, under Internal Revenue Code Section 162(m), of compensation to any one executive that exceeds $1,000,000 in a single year will apply to Columbia or its subsidiaries in the foreseeable future. In the event that such limitations would apply, the Committee will analyze the circumstances presented and act in a manner that, in its judgment, is in the best interests of Columbia. This may or may not involve actions to preserve deductibility.

Conclusion

The Committee believes that for 2002 the compensation terms for Ms. Dressel, as well as for the other executive officers, were relatively conservative. Given the uncertainty inherent in the current Pacific Northwest economic environment, Columbia has determined that a conservative approach to compensation of its top executives is best at this time, despite improvement in performance ratios during the last three quarters of the year.

Richard S. DeVine, Chairman

John A. Halleran

Thomas M. Hulbert

Donald Rodman

Thomas L. Matson

Stock Performance Graph

The following graph shows a five-year comparison of the total return to shareholders of Columbia’s common stock, the Nasdaq U.S. Stock Index (which is a broad nationally recognized index of stock performance by companies traded on the Nasdaq National Market and the Nasdaq Small Cap Market) and the Columbia Peer Group (comprised of banks with assets of $1 billion to $5 billion, all of which are located in the western United States). The definition of total return includes appreciation in market value of the stock as well as the actual cash and stock dividends paid to shareholders. The graph assumes that the value of the investment in Columbia’s common stock, the Nasdaq and the Columbia Peer Group was $100 on December 31, 1997, and that all dividends were reinvested.

	Period Ending
Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Columbia Banking System, Inc.	100.00	102.78	76.56	99.86	92.11	93.46
NASDAQ—Total US*	100.00	140.99	261.48	157.42	124.89	86.33
Columbia Peer Group**	100.00	94.30	99.46	127.05	133.68	154.71

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003. Used with permission. All rights reserved. crsp.com.

**	The financial institutions which comprise the Peer Group consist of western banks with total assets between $1-$5 billion.

Compensation Tables

Summary Compensation Table

The following table shows compensation paid or accrued for the last three fiscal years to Columbia’s Chief Executive Officer and each of the Named Executives.

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1)	Bonus(2)	Restricted Stock Awards(3)	Securities Underlying Options(#)(3&4)	All Other Compensation(5)(6)
William T. Weyerhaeuser, Chairman	2002	$10,500	$-0-	$-0-	1,050	$6,602

Melanie J. Dressel, President and Chief Executive Officer	2002 2001 2000	$225,000 225,000 190,000	$-0- -0- 60,000	$-0- -0- -0-	-0- -0- 11,000	$36,031 14,198 14,200

Harald R. Russell, Executive Vice President and Chief Credit Officer	2002 2001 2000	$165,000 165,000 150,000	$-0- -0- 45,000	$-0- -0- -0-	-0- -0- 8,250	$22,038 12,700 13,653

Gary R. Schminkey, Executive Vice President, Chief Financial Officer	2002 2001 2000	$150,000 133,612 122,000	$-0- -0- 36,600	$-0- -0- -0-	-0- -0- -0-	$18,331 10,446 12,518

Evans Q. Whitney, Executive Vice President	2002 2001 2000	$165,000 165,000 150,000	$-0- -0- 45,000	$-0- -0- -0-	-0- -0- 8,250	$53,853 13,045 14,506

Mark W. Nelson, Executive Vice President	2002	$30,261	$10,417	$-0-	10,000	$144

J. James Gallagher, Former Vice Chairman and Chief Executive Officer	2002 2001 2000	$235,000 235,000 200,000	$-0- -0- 60,000	$-0- -0- -0-	-0- -0- 11,000	$372,687 14,575 15,730

(1)	Represents the fees paid to Mr. Weyerhaeuser as Chairman of the Board and committee fees. Mr. Weyerhaeuser did not receive any compensation as Interim CEO.

Represents the salary paid to Ms. Dressel during 2002 as President and Chief Operating Officer. In February 2003, Ms. Dressel was appointed Chief Executive Officer of Columbia.

Represents total cash compensation earned, including interest on deferred compensation accruals.

Reflects the salary paid to Mr. Nelson beginning October 23, 2002, the date that he was employed with Columbia and Columbia Bank.

Represents the salary paid to Mr. Gallagher through his resignation in July 2002 of $177,292, and the amount paid pursuant to the Separation and Release Agreement between Columbia, Columbia Bank and Mr. Gallagher.

(2)	Represents the one time signing bonus paid to Mr. Nelson.

(3)	The Named Executive Officers had the following restricted stock award balances outstanding as of December 31, 2002: Ms. Dressel, 10,004 shares ($126,150); Mr. Russell, 10,004 shares ($126,150). Mr. Whitney, 10,004 shares ($126,150); and Mr. Gallagher, 20,009 shares ($252,313). Dollar values are based on the $12.61 per share closing price of Columbia’s common stock reported on the Nasdaq National Market on December 31, 2002. Numbers have been adjusted for applicable stock splits and applicable stock dividends.

(4)	Numbers have been adjusted for applicable stock splits and applicable stock dividends. The options granted to Mr. Weyerhaeuser were granted in his capacity as Chairman of the Board.

(5)	Amount shown for Mr. Weyerhaeuser reflects long term care insurance premiums paid by Columbia.

Amounts shown for Ms. Dressel in 2002 include $5,500 in 401(k) plan matching contributions, $10,000 in profit sharing, $1,000 in economic benefit for split dollar insurance and $19,531 representing the value associated with Ms. Dressel’s Supplemental Executive Retirement Benefits.

Amounts shown for Mr. Russell in 2002 include $4,622 in 401(k) plan matching contributions, $8,166 in profit sharing, $872 in economic benefit for split dollar insurance, $9,454 representing the value associated with Mr. Russell’s Supplemental Executive Retirement Benefits and $2,674 in expense allowance.

Amounts shown for Mr. Schminkey include $4,683 in 401(k) matching contributions, $7,317 in profit sharing, $5,619 representing the value associated with Mr. Schminkey’s Supplemental Executive Retirement Benefits and $712 in economic benefit for split dollar insurance.

Amounts shown for Mr. Whitney in 2002 include $4,683 in 401(k) plan matching contributions, $9,627 in profit sharing, $37,715 representing the value associated with Mr. Whitney’s Supplemental Executive Retirement Benefits and $1,828 in economic benefit for split dollar insurance.

Amount shown for Mr. Nelson includes $144 in economic benefit for group term life insurance.

(6)	Amounts shown for Mr. Gallagher in 2002 include $29,735 in severance benefits, $4,700 in 401(k) plan matching contributions, $336,930 representing the value associated with Mr. Gallagher’s Supplemental Executive Retirement Benefits and $1,682 in economic benefit for split dollar insurance.

Option Grants in 2002

No options were granted to the Named Executives during 2002.

Option Exercises and Year-End Option Values

The following table summarizes option exercises by and the value of unexercised options held by the Named Executives during 2002:

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2002 (Exercisable/ Unexercisable)	Value of Unexercised In-the-Money Options at December 31, 2002 (Exercisable/ Unexercisable) (1)
William T. Weyerhaeuser	-0-	-0-	2,001 / 5,566	-0- / $ 4,384
Melanie J. Dressel	8,618	$65,574	11,236 / 11,550	$55,343 / $14,437
Harald R. Russell	8,567	$63,520	16,757 / 8,663	$59,618 / $10,829
Gary Schminkey	5,253	$41,446	5,820 / 5,775	$16,585 / $ 7,219
Evans Q. Whitney	8,618	$66,718	9,823 / 8,663	$17,586 / $10,829
Mark W. Nelson	-0-	-0-	-0- / 10,000	-0- / $14,000
J. James Gallagher	-0-	-0-	50,026 / 11,550	-0- / $14,437

(1)	In accordance with applicable rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying stock. For purposes of this table, fair market value is deemed to be $12.61, the closing sale price of Columbia’s common stock reported on the Nasdaq National Market on December 31, 2002, the last trading day of 2002.

Equity Compensation Plan Information

	Year Ended December 31, 2002
	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans(1)(2)
Equity compensation plans approved by security holders	801,932	$11.80	128,807
Equity compensation plans not approved by security holders	0	$0	0

(1)	Consists of shares that are outstanding and shares available for future issuance under the stock option plans. The material features of the plans are described above.

(2)	Includes 31,104 shares available for purchase under the Employee Stock Purchase Plan as of December 31, 2002.

Other Employee Benefits

401(k) Plan.    Columbia maintains a defined contribution plan, in the form of a 401(k) plan, which allows employees to contribute up to 50% of their compensation each year. Columbia currently makes matching contributions to the extent of 50% of employees’ contributions up to 3% of each employee’s total compensation and is authorized to make a discretionary contribution as determined by the Committee each year. Columbia contributed approximately $429,100 in matching funds to the 401(k) Plan during 2002 and made a discretionary contribution of approximately $1,002,800 for the year 2002.

Employee Stock Purchase Plan.    Columbia also maintains an Employee Stock Purchase Plan (the “ESPP”) that was adopted in 1995 and amended in January 2000. The ESPP allows eligible employees to purchase shares of Columbia common stock at 90% of the lower of the market price at either the beginning or the end of each six-month offering period by means of payroll deductions.

Incentive Bonus Plan.    Columbia has in place a discretionary Incentive Bonus Plan for the benefit of certain employees. Contributions by Columbia are based upon year-end results of operations for Columbia and attainment of goals by individuals. The size of the bonus pool is based upon an assessment of Columbia’s performance as compared to both budgeted and prior fiscal year performance and the extent to which Columbia achieved its overall goals. Once the bonus pool is determined, the Chief Executive Officer or other executive officers, as appropriate, make individual bonus recommendations to the Compensation Committee, within the limits of the pool, for eligible employees based upon an evaluation of their individual performance and contribution to Columbia’s overall performance. In 2002, Columbia contributed $491,700 to the Plan.

Supplemental Executive Retirement Plan and Split Dollar Benefit.    In 2001, Columbia implemented a supplemental executive retirement plan (the “SERP”) for certain executive officers of Columbia (the “Executives”) to provide retirement benefits to those officers. The SERP is unsecured and unfunded and there are no plan assets. Columbia has purchased single premium Bank Owned Life Insurance (“BOLI policies”) on the lives of the Executives and other officers and intends to use income from the BOLI policies to offset SERP benefit expenses.

The SERP provides the Executives with lifetime retirement benefits generally targeted to be the lesser of a fixed initial amount or 60% of the Executive’s respective final full year of total compensation (as shown on the Form W-2), except that J. James Gallagher’s annual benefit will be fixed at $90,000, without regard to his final base wage. The SERP includes a number of restrictions on payment, including a requirement, subject to exception, that the Executive remain employed by Columbia until age 65 (62 in the event of a change in control). The SERP includes a number of potential adjustments to the date on which retirement payments are initiated and to the amount of the Executives benefit. These potential adjustments include provisions for early retirement at a reduced benefit amount, a 2% annual inflation adjustment to benefit payments, an “Applicable Percentage” schedule, from 0% to 100%, analogous to a five year vesting schedule, that provides for a reduction in some benefit payments based on the Executive’s tenure. Executives terminated pursuant to a change in control of Columbia, or disabled under any circumstances will be entitled to an Applicable Percentage of 100%, regardless of tenure. Other potential SERP adjustments include an elimination of benefits if the Executive violates non-competition requirements or is terminated for cause or resigns voluntarily before achieving an Applicable Percentage of 100%.

Associated with the SERP benefit is a death benefit for each Executive’s designated beneficiaries. Beneficiaries designated by an Executive are entitled to a split dollar share of the death proceeds from the life insurance policies on each Executive, which vary depending on the Executive’s age at death, employment status with Columbia at the time of death, and eligibility to receive SERP payments.

Restricted Stock.    Columbia has made restricted stock awards to executives in order to reward the executives for prior service to Columbia and to provide incentives for such executives to continue to serve Columbia in the future. In each case, the awards provide for the immediate issuance of shares of Columbia common stock to the executive, with such shares held in escrow until the executive meets certain conditions. The condition to the awards is continued service as an executive officer of Columbia and/or Columbia Bank for at least five years from the date of grant of the award. If an executive does not meet the required condition, the executive forfeits his or her right to the shares. The term of the escrow may be reduced by action of the Board or the Committee, by reason of a change in control of Columbia or Columbia Bank, or by the death or disability of the executive. The executives have the right to vote the award shares and to receive dividends or other distributions on the shares while they remain in escrow.

General Benefits.    Columbia provides a group health insurance plan along with the normal vacation and sick pay benefits.

Executive Employment and Severance Agreements

During 2002, Ms. Dressel served as President and Chief Operating Officer of Columbia, and as President and Chief Executive Officer of Columbia Bank pursuant to an employment agreement entered into effective July 1, 1999 and as amended effective December 20, 2000. In February 2003, Ms. Dressel was appointed Chief Executive Officer of Columbia. The term of her employment agreement remains the same and expires on June 30, 2004, unless extended or sooner terminated as provided in such agreement. The employment agreement with Ms. Dressel, as most recently amended, established her minimum annual salary at $225,000 beginning January 1, 2001.

Columbia has also entered into employment agreements effective December 20, 2000, pursuant to which Messrs. Russell and Whitney serve as Executive Vice Presidents of Columbia. The terms of the employment agreements with Messrs. Russell and Whitney expire June 30, 2004, unless extended or sooner terminated as provided in such agreements. The employment agreements with Messrs. Russell and Whitney establish each such executive’s minimum annual salary at $165,000 beginning January 1, 2001. The employment agreements entered into with Messrs. Russell and Whitney replaced the Severance Agreements with these executives effective June 23, 1999.

The employment agreements with Ms. Dressel and Messrs. Russell and Whitney contain covenants by such executives that they will not compete with Columbia in the State of Washington for two years after voluntarily terminating employment without “good reason” (as defined in the agreements).

The employment agreements also contain provisions that require payments in the event of a change in control (as defined in the agreements) and termination of employment without cause (as defined in the agreements). The payments would be due if such termination followed by up to two years and in certain cases preceded the change in control. Generally, in such circumstances, all contingent payments payable to the executives are deemed earned. Under the terms of the agreements, each of the executives is entitled to receive their base salary for two years following such termination or until the term of their respective employment agreement, whichever is longer. In such circumstances, the executives are also entitled to all benefits provided for in their respective agreements, to be fully vested as to any non-vested options and to have restrictions lapse with regard to any restricted stock or other restricted securities. In the event that the executive receives an amount under these provisions which results in imposition of a tax on the executive under the provisions of Internal Revenue Code Section 4999 (relating to Golden Parachute payments) Columbia is obligated to reimburse such executive for that amount exclusive of any tax imposed by reason of receipt of reimbursement under their employment agreement.

Columbia has also entered into Severance Agreements with Gary R. Schminkey, Executive Vice President and Chief Financial Officer and Mark W. Nelson, Executive Vice President and Chief Credit Officer. The severance agreements contain provisions, similar to those contained in the employment agreements discussed above that require payments in the event of a change in control and termination of employment without cause. Under the terms of Mr. Schminkey and Mr. Nelson’s agreements, they are entitled to receive their base salary for varying terms of up to three years in the case of Mr. Schminkey, two years for Mr. Nelson, following termination arising out of a change in control situation, and are also entitled to be fully vested as to any non-vested options and to have restrictions lapse with regard to any restricted stock or other restricted securities. These agreements also contain a covenant that they will not compete with Columbia in the State of Washington for up to three years after the commencement of severance benefit payments. The terms of the severance agreements become operable only in certain circumstances involving a change in control and do not constitute contracts for continued employment.

Separation and Release and Consulting Agreements

Effective July 1, 2002, Columbia and Columbia Bank entered into a Separation and Release Agreement and a Consulting Agreement with J. James Gallagher. Under the terms of these agreements, Mr. Gallagher will remain employed as a consultant to Columbia Bank until August 1, 2004, and will receive an annual salary of $235,000, payable in equal monthly payments, as well as, the payment of certain benefits. Under the terms of the Separation and Release Agreement, as of August 1, 2004 Mr. Gallagher will receive lifetime retirement benefits under his Supplemental Executive Retirement Plan amounting to $90,000 per year, with a 2% annual inflation adjustment to benefit payments and a death benefit for each of Mr. Gallagher’s designated beneficiaries. The death benefit is a split dollar share of the death proceeds from the life insurance policies on Mr. Gallagher, which can vary depending on Mr. Gallagher’s age at death. The Separation and Release Agreement includes a non-competition and non-solicitation clause that places certain restrictions on Mr. Gallagher from competing with Columbia Bank during the term of his Consulting Agreement.

MANAGEMENT

Executive Officers who are not Directors

The following table sets forth information with respect to the executive officers who are not directors or nominees for director of Columbia. All executive officers are elected annually and serve at the discretion of the Board of Directors.

Name	Age	Position	Has Served as an Officer of the Company since
H. R. Russell(1)	48	Executive Vice President—Senior Lending Officer	1993
Gary R. Schminkey(2)	45	Executive Vice President and Chief Financial Officer	1993
Evans Q. “Tex” Whitney(3)	59	Executive Vice President, Retail Banking and Human Resources	1993
Mark W. Nelson(4)	51	Executive Vice President—Senior Credit Officer	2002

(1)	Mr. Russell joined Columbia Bank as Senior Vice President—Commercial Loans in October 1993. He was appointed Executive Vice President—Senior Credit Officer for Columbia Bank in May 1997. For nearly 14 years, Mr. Russell was employed by Puget Sound National Bank and its successor institution, having served as Vice President—Commercial Loan Officer from 1991 to 1993.

(2)	Mr. Schminkey joined Columbia Bank as Vice President and Controller in March 1993. In 1994, he was appointed Senior Vice President and Chief Financial Officer of Columbia Bank and Columbia and subsequently was appointed Executive Vice President and Chief Financial Officer in December 1998. Mr. Schminkey was employed by Puget Sound Bancorp (“PSB”), Puget Sound National Bank and its successor institution for nearly 10 years, having served from 1991 to 1993 as Assistant Vice President-Assistant Controller for PSB and during that same period as Vice President—Accounting and Finance for Puget Sound National Bank and its successor institution.

(3)	Mr. Whitney joined Columbia Bank as Senior Vice President—Human Resources in March 1993. In July 1998, Mr. Whitney was appointed Executive Vice President—Retail Banking for Columbia Bank and Columbia. Mr. Whitney was employed by PSB and Puget Sound National Bank for nearly 27 years, and served as Senior Vice President—Human Resources from 1991 to 1993.

(4)	Mr. Nelson joined Columbia Bank as an Executive Vice President and Senior Credit Officer in October 2002. Prior to joining Columbia Bank, Mr. Nelson was a Senior Vice President and Chief Lending Officer at Whidbey Island Bank. Mr. Nelson’s experience spans over 30 years and includes executive positions with Evergreen Bank and Bank of America, as well as lending positions with Puget Sound National Bank and the Bank of California.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Columbia’s directors and executive officers to send reports of their ownership of Columbia’s stock to the Securities and Exchange Commission. Columbia believes that all Section 16(a) filing requirements that apply to its directors and executive officers were complied with for the fiscal year ending December 31, 2002. In making this disclosure, Columbia has relied solely on written representations of its directors and executive officers, and copies of the reports that they have filed with the SEC.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

During 2002 certain directors and executive officers of Columbia and Columbia Bank, and their associates, were customers of Columbia Bank, and it is anticipated that such individuals will continue to be customers of Columbia Bank in the future. All transactions between Columbia Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

In addition, in December 2000, Columbia’s Board approved the issuance of an aggregate of 50,000 shares of Columbia common stock to certain of its Named Executives, in return for receipt from each Executive of a full recourse promissory note payable to Columbia, on or before the seventh anniversary of the date of purchase, for the full amount of the purchase price of the shares, with interest payable annually at the fixed rate of 5.87% per annum, the mid-term federal rate established by the Internal Revenue Service and effective in the month of December 2000. Specifically, the Board approved the deferred purchase of 15,000 shares each by Mr. Gallagher and Ms. Dressel in exchange for a $196,875.00 promissory note from each, and for the deferred purchase of 10,000 shares each by Messrs. Russell and Whitney in exchange for a $131,250.00 promissory note from each.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP performed the audit of the consolidated financial statements of Columbia and its subsidiary for the year ended December 31, 2002. Shareholders are not required to take action on the selection of the public accountants. A representative of Deloitte & Touche is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions.

Fees billed by Deloitte & Touche LLP during calendar year 2002

Audit Fees.    The audit fees that Deloitte & Touche LLP billed Columbia for its audit services, including review of Columbia’s annual financial statements and those financial statements included in Columbia’s quarterly reports on Form 10-Q, totaled $183,884.

Tax Fees.    –0-

Audit Related Fees.    –0-

All Other Fees.    Other fees that Deloitte & Touche LLP billed Columbia for all other non-audit services rendered to Columbia totaled $2,000. The Audit Committee has considered these fees and determined that they are compatible with maintaining Deloitte & Touche LLP’s independence.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors makes the following report, which, notwithstanding anything to the contrary set forth in any of Columbia’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Audit Committee consists of the directors listed below. The Board of Directors has determined that the membership of the Audit Committee meets the independence requirements as defined under the Nasdaq listing standards. During 2002 and early 2003, the Securities and Exchange Commission issued rules under the Sarbanes-Oxley Act of 2002 governing the role and membership standards of audit committees. A copy of the revised Audit Committee Charter as adopted by the Board of Directors is attached as Appendix A.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee is responsible for overseeing Columbia’s financial reporting processes on behalf of the Board of Directors.

With respect to fiscal 2002, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management, and management represented to the Audit Committee that Columbia’s consolidated financial statements were prepared in accordance with generally accepted accounting principles;

(2)	discussed with the independent accountants the matters required to be discussed by SAS 61 (Communication with Audit Committees);

(3)	discussed with the Columbia’s internal and independent accountants the overall scope and plans for their respective audits;

(4)	met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Columbia’s internal controls, and the overall quality of Columbia’s financial reporting; and

(5)	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No.1 (Independence Discussion with Audit Committee) and has discussed with representatives of Deloitte & Touche LLP that firm’s independence.

Based on the review and discussions referred to in items (1) through (5) above, the Audit Committee has recommended to Columbia’s Board of Directors that the audited financial statements be included in Columbia’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

John P. Folsom, Chairman

Jack Fabulich

Thomas M. Hulbert

James M. Will

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Columbia’s Annual Report and Form 10-K for the year ended December 31, 2002 (which is not a part of Columbia’s proxy soliciting materials) is being mailed to Columbia’s shareholders with this Proxy Statement. Additional copies of the Annual Report and Form 10-K will be furnished to shareholders upon request to:

JoAnne Coy

Marketing Director

P. O. Box 2156, MS 8300

Tacoma, WA 98401-2156

Fax:  (253) 305-0317

Delivery of Documents to Stockholders Sharing an Address

In some cases, only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written or oral request to the Marketing Director at the address and number written above. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of either the Proxy Statement or the Annual Report and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.

WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

APPENDIX A

Columbia Banking System, Inc.

Columbia State Bank

AUDIT COMMITTEE CHARTER

Approved by:	Audit Committee, Columbia Banking System, Inc. & Columbia State Bank
William T. Weyerhaeuser, Chairman Columbia Banking System, Inc.
Melanie J. Dressel, President and Chief Executive Officer Columbia State Bank

Reviewed by:	Loran W. Todd, Senior Vice President and General Auditor

Board Ratification and Approval – Revised Audit Charter – November 28, 2001

Board Ratification and Approval – Revised Audit Charter – February 26, 2003

COLUMBIA BANKING SYSTEM, INC. AND SUBSIDIARIES

AUDIT COMMITTEE CHARTER

This Audit Committee Charter has been adopted by the Columbia Banking System, Inc. (“Company”) Board of Directors on recommendation by the Audit Committee of the Board (the “Committee”). The Committee shall review and reassess this Charter annually.

Committee Role, Independence and Organization

The Committee assists the Board of Directors in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It will have the authority and duties set forth in this Charter and also have such other duties as may from time to time be assigned by the Board.

The membership of the Committee shall consist of at least three directors, each of who meet the independence and experience requirements of the Nasdaq Stock Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), as such requirements may be modified or supplemented from time to time. In that regard, the SEC has recently adopted rules requiring disclosure of whether an audit committee has at least one “audit committee financial expert” within the meaning of rules promulgated under the Sarbanes-Oxley Act of 2002. This disclosure will be required in the Company’s annual reports for fiscal years ending after July 15, 2003. The Audit Committee will use its best efforts, in cooperation with the Board, to add a member who meets the criteria of an “audit committee financial expert,” if no current member of the Audit Committee meets such criteria. The Audit Committee will also monitor compliance with any Nasdaq rules that may be adopted from time to time regarding member experience, including any requirement that a member of the Audit Committee meet the criteria of an “audit committee financial expert.” The “audit committee financial expert” criteria are set forth in Exhibit A.

The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its duties and responsibilities, the Committee is empowered to investigate any matter relating to the Company, including accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to Company books, records, facilities and personnel. The Committee will have the authority to retain legal, accounting or other consultants to advise the Committee. The Committee will determine the appropriate funding necessary to compensate any advisors to the Audit Committee, and will work with the Board as a whole to ensure that such funds are provided pursuant to the Company’s responsibility to do so.

One member of the Committee shall be appointed as Chair. In the absence of the Chair, a quorum of the members may nominate an interim Chair. The Chair shall maintain regular communication with the Director of Internal Audit, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and the lead independent audit partner.

The Committee shall meet at least four times a year with Internal Audit, or more frequently as the Committee considers necessary. At least once each year the Committee or Chair shall have a private meeting with the independent auditors and may, in their discretion, meet privately with the internal auditors. The independent auditors and management may be invited by the Committee to participate in specific portions of Committee meetings to provide information, expertise and to facilitate discussion when appropriate.

Committee Responsibilities

The general activities of the Committee in carrying out its responsibilities are described below. The Committee shall be responsible for:

•	The appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). The Company’s independent auditors will report directly to the Committee.

•	Pre-approval of all auditing services and permissible non-audit services to be provided to the Company by the Company’s independent auditors, except for certain de minimus services as defined in the Sarbanes-Oxley Act of 2002. A description of non-audit services and de minimus services is set forth in Exhibit B.

•	Reviewing and approving the fees to be paid to the Company’s independent auditors and otherwise be responsible for the compensation of such auditors. In such regard, the Committee will determine the appropriate funding necessary to compensate any accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, and will work with the Board as a whole to ensure that such funds are provided pursuant to the Company’s obligation to do so.

•	Evaluating, together with the Board, management, and the Director of Internal Audit, the performance of the independent auditors.

•	Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committees). The Committee shall actively discuss with the independent auditors any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

•	Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include any matters raised by the independent auditors, including any matters required to be discussed under Statement on Auditing Standards No. 61 and such other matters as the Committee or the independent auditors shall deem appropriate. Based on such review and the Committee’s evaluation of the independence of the auditors, the Committee shall make its recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

•	Issuing annually a report of the Audit Committee to be included in the Company’s proxy statement, as required by the rules of the Securities and Exchange Commission.

•	Overseeing the relationship with the independent auditors, receiving and reviewing audit reports, providing the auditors full access to the Committee, and the Board as appropriate, and to report appropriate matters.

•	Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function within the organization and its independence, objectivity, responsibilities, plans, results, budget and staffing. The Committee also is authorized to review the performance of the Director of Internal Audit and may take action it deems appropriate in the event of unsatisfactory performance.

•	Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company’s internal controls.

•	Discussing with management and/or the Company’s counsel any legal matters, including the status of pending litigation, that may have a material impact on the Company’s financial statements, and material reports or inquiries from regulatory or governmental agencies.

•	Reviewing the annual management letter and management responses with the independent auditors, internal auditors and management.

•	Reviewing alleged fraudulent actions or violations of law reported by internal compliance staff or by the independent auditors.

•	If the function is not performed by another committee of independent Company directors, reviewing and approving all related party transactions within the scope of Item 404(a) (“Transactions With Management and Others”) of Regulation S-K promulgated by the SEC.

•	Maintaining procedures for the receipt, retention and treatment of complaints received by the Company regarding financial statements, disclosures, accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of the Company regarding the same. Such procedures are set forth in Exhibit C.

The Committee may consider undertaking additional duties to fulfill its oversight functions.

The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management, the internal audit staff and the independent auditors have more resources, time, detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly, the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

Exhibit A

Audit Committee Financial Expert

A person who has, through education and experience:

a.	An understanding of financial statements and generally accepted accounting principles;

b.	An ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

c.	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

d.	An understanding of internal controls and procedures for financial reporting; and

e.	An understanding of audit committee functions.

A person will need to possess all of the attributes listed above to qualify as an “audit committee financial expert.”1 A person can acquire such attributes through any one or more of the following means:

a.	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or experience in one or more positions that involve the performance of similar functions;

b.	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, or Experience overseeing or assessing the performance of companies or public auditors with respect to the preparation, auditing or evaluation of financial statements; or

c.	Other relevant means.

1 The “audit committee financial expert” will also be deemed to be covered by the safe harbor set forth in Section 11 of the Securities Act of 1933, and the designation of a person as an audit committee financial expert does not impose any duties, obligations or liabilities on the person that are greater than those imposed on other members of the audit committee.

Exhibit B

Non-Audit and De Minimus Services

Prohibited Non-Audit Services

The following non-audit services may not be performed for the Company by any accounting firm (or any associated person of such accounting firm), that contemporaneously performs for the Company any audit required under the Securities Exchange Act of 1934 or under the rules of the Public Company Accounting Oversight Board (“PCAOB”) upon its establishment:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contributions-in-kind reports;

•	Actuarial services;

•	Internal auditing outsourcing services;

•	Management functions or human resources;

•	Broker or dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other service that the PCAOB determines, by regulation, is impermissible.

These prohibitions shall apply unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

De Minimus Services

Non-audit services, including tax services that are not described in the list above, may be provided by the Company’s independent auditors, only if the activity has been approved in advance by the Committee. However, such preapproval will not be required with respect to the provision of non-audit services for the Company, if:

•	The aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount of revenues paid by the Company to such independent auditors during the fiscal year in which the non-audit services are provided;

•	Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

•	Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee (who are members of the Board of Directors) to whom authority to grant such approvals has been delegated by the Committee.

Exhibit C

Complaint Procedures

The Company shall forward to the Audit Committee of the Board of Directors (the “Committee”) any complaints that it receives regarding financial statement disclosures, accounting, internal controls, or auditing matters (“Financial Disclosure Matters”).

Any Company employee may submit, on a confidential, anonymous basis (if the employee so desires), any concerns regarding Financial Disclosure Matters by setting his concerns in writing and forwarding them in a sealed envelope to the Chair of the Audit Committee, in the care of the Corporate Secretary. The envelope should be labeled with “To be opened by the Audit Committee only” or a similar legend. If the employee wishes to discuss the matter with the Audit Committee, he should indicate this in the complaint and provide contact information. The Corporate Secretary shall promptly forward unopened any such envelopes to the Committee.

The Committee shall review and consider complaint it has received at each meeting and take appropriate action in order to respond thereto.

The Committee shall retain any such complaints for a period of no less than seven years.

COLUMBIA BANKING SYSTEM, INC. 1301 A STREET TACOMA, WASHINGTON 98402-4200

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Columbia Banking System, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CLMBA1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COLUMBIA BANKING SYSTEM, INC.

1. ELECTION OF DIRECTORS.

A proposal to elect as directors the persons listed below to serve until the Annual Meeting of Shareholders in the year 2004 or until their successors are duly elected and qualified:		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
01) Melanie J. Dressel 02) Jack Fabulich 03) John P. Folsom 04) Frederick M. Goldberg 05) John A. Halleran	06) Thomas M. Hulbert 07) Thomas L. Matson 08) Donald Rodman 09) William T. Weyerhaeuser 10) James M. Will

2.    In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH HEREIN.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

NOTE:  Signature(s) should agree with name(s) on Columbia stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships should so indicate when signing.

All joint owners must sign.

Signature [PLEASE SIGN WITHIN BOX] Date		Signature (Joint Owners) Date

COLUMBIA BANKING SYSTEM, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

APRIL 23, 2003.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COLUMBIA BANKING SYSTEM, INC.

The undersigned shareholder of COLUMBIA BANKING SYSTEM, INC. (“Columbia”) hereby nominates, constitutes and appoints Melanie J. Dressel and William T. Weyerhaeuser, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all of the common stock of Columbia standing in my name and on its books on March 5, 2003, at the Annual Meeting of Shareholders to be held at the Sheraton Tacoma Hotel, Tacoma, Washington, on April 23, 2003, at 1:00 p.m., and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as shown on the reverse side.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the April 23, 2003 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

PLEASE SIGN AND RETURN IMMEDIATELY